Exhibit (k)(9)

Execution Version

ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into effective as of December 11, 2025, by and between Monroe Capital Enhanced Corporate Lending Fund (the “Issuer”), InspereX LLC, a limited liability company, as dealer manager for the Issuer (the “Dealer Manager”), Ultimus Fund Solutions, LLC, a limited liability company, as transfer agent for the Issuer (the “Processing Agent”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”).

RECITALS

A.             The Issuer is registering for sale in a public offering (the “Offering”) a maximum of $1,000,000,000 in shares of beneficial interest of the Issuer, $0.01 par value per share, consisting of Class D common shares, Class I common shares and Class S common shares (collectively, the “Public Offering Shares,” and the Class D common shares and the Class S common shares together referred to herein as the “Shares”), pursuant to the Issuer’s Registration Statement on Form N-2 (File No. 333-290835), as amended from time to time (including the prospectus included therein, as amended and supplemented from time to time, the “Offering Document”);

B.             The Issuer has retained the Dealer Manager, a registered broker, to offer and sell the Public Offering Shares on a “best efforts” basis, in the Offering pursuant to the Offering Document under applicable state and federal laws and regulations through a network of participating broker-dealers (the “Dealers”);

C.             The Issuer and the Dealer Manager desire to establish the Escrow Account (as defined below) as further described herein and to deposit funds contributed by subscribers subscribing to purchase Shares (to the extent having deposited funds with Escrow Agent, the “Subscribers” and individually, a “Subscriber”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Issuer until such time as subscriptions for the Minimum Shareholder Amount (as defined below) are satisfied and funds have been deposited into the Escrow Account in accordance with the terms of this Agreement;

D.             Processing Agent has been engaged by the Issuer to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining the ownership records for the Escrow Account; and

E.             The Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.             Definitions. The following terms shall have the following meanings when used herein:

“Business Day” shall mean prior to 5:00 p.m. Eastern Time on any day except a Saturday, Sunday, any statutory holiday in Minnesota, or any day on which banking institutions in New York, New York or Hartford, Connecticut are closed for business.

“Cash Investment” shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share as set forth in the Subscription Accounting

“Cash Investment Instrument” shall mean a check, money order or similar instrument, made payable to or endorsed to Escrow Agent in the manner described in Section 3(a) hereof, in full payment for the Shares to be purchased by any Subscriber. Cash Investment Instrument also includes a Wire Transfer.

“Escrow Funds” shall mean the funds deposited with the Escrow Agent pursuant to this Agreement.

“Expiration Date” means the close of business on the one-year anniversary of the commencement of the Offering with respect to the applicable class of Shares. The Issuer shall promptly notify the Escrow Agent in writing of the date of the Expiration Date or the date of the commencement of the Offering with respect to the applicable class of Shares in order that the Expiration Date may be determined. For the avoidance of doubt there may be a separate (which may be the same date) Expiration Date for each of the Class D common shares and the Class S common shares.

“Issuer Representative” shall mean the person(s) so designated on Exhibit B hereto or any other person designated in a writing signed by Issuer and delivered to Escrow Agent and the Processing Agent Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Joint Written Direction” shall mean a written direction executed by an Issuer Representative and a Processing Agent Representative directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Agreement.

“Minimum Shareholder Amount Notice” shall mean, for each class of Shares (i.e., the Class D common shares and the Class S common shares), a written notification, signed by Issuer, pursuant to which the Issuer shall represent (1) that the Issuer has received enough subscriptions for the applicable class of Shares to meet the Minimum Shareholder Amount for such class of Shares, (2) that such subscriptions have not been withdrawn, rejected or otherwise terminated, and (3) that the Subscribers for such applicable class of Shares have no statutory or regulatory rights of rescission without cause or all such rights have expired.

“Processing Agent Representative” shall mean the person(s) so designated on Exhibit B hereto or any other person designated in a writing signed by Processing Agent and delivered to Escrow Agent and the Issuer Representative in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Representatives” shall mean the Issuer Representative and the Processing Agent Representative.

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“Subscription Accounting” shall mean an accounting of all subscriptions for Shares received and accepted by Processing Agent as of the date of such accounting, indicating for each subscription the Subscriber’s name, social security number or taxpayer identification number, address, the number and total purchase price of subscribed Shares, the date of receipt by Processing Agent of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Issuer, or other termination, for whatever reason, of such subscription.

“Wire Transfer” shall mean a transfer of money electronically via a recognized U.S. commercial regulated bank to the Escrow Account in the manner described in Section 3(a) hereof.

2.             Appointment of and Acceptance by Escrow Agent.

Issuer, Processing Agent and Dealer Manager hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Agreement.

3.             Deposits.

a.             On or before the commencement of the Offering of Shares, the Issuer shall establish a non-interest bearing escrow account with the Escrow Agent, which shall be entitled “U.S. Bank National Association/Monroe Capital Enhanced Corporate Lending Fund – Escrow Account” (the “Escrow Account”). The Issuer and the Dealer Manager will direct each Subscriber to forward all Cash Investment Instruments to Processing Agent. All Cash Investment Instruments from Subscribers in payment for the Shares which comply with the instructions set forth in this Section 3 will be delivered by the Processing Agent to the Escrow Agent in accordance with Section 3(b). Cash Investment Instruments received by the Escrow Agent from the Processing Agent shall be deposited by the Escrow Agent within one (1) Business Day of receipt in the Escrow Account for the benefit of the Subscribers and the Issuer and shall be uninvested as set forth in Section 10. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of “U.S. Bank National Association/Monroe Capital Enhanced Corporate Lending Fund – Escrow Account”, and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner. Any Cash Investment Instruments made payable to a party other than the Escrow Agent shall be returned to the Processing Agent. The Cash Investment Instruments shall not be held by the Dealer Manager at any time. For the avoidance of doubt, no Dealer or Subscriber shall deliver a Cash Investment Instrument directly to the Escrow Agent.

b.             The Processing Agent will, on the first Business Day of each month, deliver all Cash Investment Instruments received in the prior month (if any) to the Escrow Agent for deposit in the Escrow Account pursuant to the funds transfer instructions set forth in Section 16. Each such delivery by Processing Agent, shall constitute Processing Agent’s warranty that the applicable sale of Shares occurred prior to the Expiration Date and shall be accompanied by the following documents:

(i)	a report containing such Subscriber’s name, social security number or taxpayer identification number, address and other information required for withholding purposes; and

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(ii)	a Subscription Accounting.

c.             All funds so deposited shall remain the property of the Subscribers according to their respective interests and shall not be subject to any liens or charges by the Issuer, the Escrow Agent or the Dealer Manager, or by judgment or creditors’ claims against Issuer until released or eligible to be released to Issuer in accordance with Section 4(a) hereof. The Issuer understands and agrees that the Issuer shall not be entitled to any Cash Investment Instruments on deposit in the Escrow Account and no such funds shall become the property of the Issuer, except when released to the Issuer pursuant to this Agreement. Except as otherwise set forth in this Agreement, the Issuer, the Dealer Manager and the Escrow Agent will treat all Subscriber information as confidential. The Escrow Agent shall not be required to accept any funds from Subscribers that are not accompanied by the information set forth in Section 3(b) of this Agreement.

d.             Escrow Agent shall have the right in its sole discretion to reject any Cash Investment Instrument. Dealer Manager, Processing Agent and Issuer understand and agree that all Cash Investment Instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with this Agreement. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent’s sole obligation shall be to notify Processing Agent of such dishonor and to return such Cash Investment Instrument to Processing Agent. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment or disbursement of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

e.             Upon receipt of any Cash Investment Instrument that represents payment of an amount less than or greater than the Cash Investment, Escrow Agent’s sole obligation shall be (i) in the case of receipt of an amount less than the Cash Investment, to notify Issuer and Processing Agent of such fact and to return such Cash Investment Instrument to Processing Agent, and (ii) in the case of receipt of an amount greater than the Cash Investment, to notify Issuer and Processing Agent of such fact and either to return such Cash Investment Instrument in its entirety to Processing Agent or return excess funds greater than the Cash Investment to Processing Agent.

f.             Until such time as the Issuer has received subscriptions for Shares resulting in satisfaction of the Minimum Shareholder Amount (as defined below) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 4 hereof, Subscribers will be instructed to make Cash Investment Instruments for subscriptions for Shares payable to the order of the Escrow Account (as set forth in Section 3(a)). Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with Section 4. If any of the Cash Investment Instruments are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Shareholder Amount, the Escrow Agent shall promptly notify the Processing Agent and the Issuer in writing via mail or email of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. Prior to the satisfaction of the Minimum Shareholder Amount, the Issuer will not be entitled to any funds received into the Escrow Account. Notwithstanding the foregoing, prior to the Escrow Agent’s receipt of written instruction from the Issuer stating that the Minimum Shareholder Amount has been timely met and authorizing the delivery of all Cash Investment Instruments in the Escrow Account for such class of Shares to the Issuer, upon the Escrow Agent’s receipt of a written request of the Issuer (which the Issuer shall provide at the request of a Subscriber), with a copy of such written request to the Processing Agent, the Escrow Agent shall disburse to the Processing Agent (for the Processing Agent to further disburse to such Subscriber) the principal amount of the subscription payment from such Subscriber identified in such written request.

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4.             Disbursement upon receipt of Minimum Shareholder Amount.

For each class of Shares, the Issuer will take purchase orders and the amounts of the Cash Investment Instruments will be retained in the Escrow Account until the Issuer receives purchase orders for at least 100 investors in such class (“Minimum Shareholder Amount”). If at any time on or prior to the Expiration Date, the Minimum Shareholder Amount for a class of Shares is satisfied, the Issuer and the Processing Agent, at a time determined by the Issuer’s board of trustees or authorized officer, shall deliver to the Escrow Agent a Minimum Shareholder Amount Notice stating that the Minimum Shareholder Amount for such class of Shares has been timely met. Thereafter, subject to the limitations set forth in this Section 4, Escrow Agent shall, within five Business Days after receipt of a Minimum Shareholder Amount Notice, pay to Issuer the liquidated value of the Escrow Funds for the applicable class of Shares by wire transfer (in accordance with the Issuer’s wire instructions set forth in Section 16) following receipt of the following documents; provided, however, that the Escrow Agent shall not disburse those funds of a Subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified in writing by the Issuer, or otherwise in accordance with the Issuer’s written request:

a.	A Joint Written Direction authorizing the delivery of all Cash Investment Instruments in the Escrow Account for such class of Shares to Issuer;

b.	A Subscription Accounting, substantiating the Escrow Agent’s receipt of the Minimum Shareholder Amount;

c.	A written certification, signed by the Issuer and the Processing Agent, that: (i) based upon the Subscription Accounting maintained by the Processing Agent and Issuer and the reports of receipts provided by Escrow Agent, all conditions necessary to the disbursement of the funds to the Issuer under the Offering Documents have been satisfied; (ii) neither the Issuer nor the Processing Agent has received any notice from any court, regulatory agency or other tribunal or administrative body having jurisdiction with respect to the Offering Documents or subscriptions referred to herein that a stop or similar order has been issued or overtly threatened as of the date of such certification; and (iii) the Subscribers have been or will promptly be notified of the transfer of funds; and

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d.	Such other certificates, notices or other documents as Escrow Agent shall reasonably require.

Prior to any disbursement under this Section 4 or under Section 5, Escrow Agent must receive reasonable identifying information regarding the recipient (i.e., the Issuer or the Processing Agent) such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or Form W-8, as applicable. All disbursements of Escrow Funds to the Issuer shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to this Agreement. Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse all or any portion of the Escrow Funds to Issuer if Escrow Agent has reason to believe that (a) Cash Investment Instruments in full payment for Shares from a number of Subscribers that results in satisfaction of  the Minimum Shareholder Amount for the applicable class of Shares have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the Minimum Shareholder Amount Notice or the documents required hereunder are incorrect or incomplete.

5.             Rejection of Any Subscription or Termination of the Offering.

No later than fifteen (15) Business Days after receipt by Escrow Agent of written notice (i) from Issuer, Processing Agent or Dealer Manager that Issuer intends to reject a Subscriber’s subscription, (ii) from Issuer or Dealer Manager that there will be no closing of the sale of Shares to Subscribers, or (iii) from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the Processing Agent (and the Processing Agent shall further disburse to the applicable Subscriber(s)), by wire or bank check sent via overnight mail or by first-class mail, the amount of the Cash Investment Instrument paid to the Escrow Agent by the Processing Agent on behalf of each Subscriber pursuant to the payment instructions set forth in the written notice.

6.             Expiration of Offering Period.

Notwithstanding anything to the contrary contained herein, if Escrow Agent shall not have received a Minimum Shareholder Amount Notice on or before the Expiration Date, Escrow Agent shall, within fifteen (15) Business Days after such Expiration Date and without any further instruction or direction from Processing Agent, Dealer Manager or Issuer, return the entire amount of Escrow Funds in the Escrow Account to the Processing Agent by wire or bank check sent via overnight mail or by first-class mail pursuant to Section 16. The Issuer agrees to promptly inform the Subscribers in writing why funds are being returned.

7.             No Decrease in Minimum Shareholder Amount or Extension of Expiration Date.

The Issuer, the Processing Agent and the Dealer Manager agree that the Minimum Shareholder Amount may not be decreased and the Expiration Date may not be extended.

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8.             Suspension of Performance or Disbursement into Court.

If, at any time, (i) there shall exist any dispute between Dealer Manager, Processing Agent, Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or (ii) if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) if Dealer Manager, Processing Agent, and Issuer have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 13 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.             suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or

b.             petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all funds held by it in the Escrow Account, for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Dealer Manager, Processing Agent, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

9.             Responsibilities and Obligations of Escrow Agent.

a.             Escrow Agent assumes no responsibilities, obligations, or liabilities except those expressly provided for in this Agreement as follows:

(i)             The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein and whether or not a copy of such agreement has been provided to the Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to the Issuer. Without any limitation of the foregoing, Escrow Agent shall have no responsibility to determine the Issuer’s compliance with any of its obligations with respect to any broker, dealer, the Dealer Manager or Subscriber, the Minimum Shareholder Amount or any other agreement related to the Offering.

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(ii)             Notwithstanding anything herein to the contrary, no reference in this Agreement to any other agreement shall be construed or deemed to enlarge the responsibilities, obligations, or liabilities of Escrow Agent set forth in this Agreement, and Escrow Agent is not charged with knowledge of any other agreement.

b.             Escrow Agent shall be protected in relying upon the truth of any statement contained in any requisition, notice, request, certificate, approval, consent or other document, and in acting on any such document, which on its face and without inquiry as to any other facts, appears to Escrow Agent, acting in good faith, to be genuine and to be signed by the proper party or parties, and is entitled to believe all signatures are genuine and that any person signing any such paper who claims to be duly authorized is in fact so authorized.

c.             Escrow Agent shall be entitled to act on any instruction given in accordance with the terms herein, in writing and signed by a person believed by Escrow Agent, acting in good faith, to be an authorized signatory of the Issuer, Processing Agent or Dealer Manager and shall be fully protected in doing so.

d.             Escrow Agent shall be entitled to act in accordance with any court order or other final determination by any governmental authority concerning any matter arising hereunder without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

e.             Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of any article, asset or document deposited with Escrow Agent in the Escrow Account under this Agreement.

f.             Escrow Agent shall have no responsibility to make payments out of the Escrow Account for any amount in excess of the amount of collected funds deposited in the Escrow Account.

g.             Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of the Agreement or of any agreement amendatory or supplemental hereto or of any other agreement.

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h.             In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.

i.             Escrow Agent shall not be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, attacks or intrusions, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Offering, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel, subject to the limitations in Section 12.

10.             No Investment of Escrow Funds.

The Escrow Agent is hereby directed to hold the Escrow Funds uninvested.

11.             Compensation of Escrow Agent.

a.             Fees and Expenses. Issuer shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Exhibit A are hereby incorporated by this reference and form a part of this Agreement. All the compensation and reimbursement obligations set forth in this Section shall be payable by Issuer upon demand by Escrow Agent. The obligations of Issuer under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

b.             Disbursements from Escrow Funds to Pay Escrow Agent. The Escrow Agent is authorized to, and may, disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only upon Escrow Agent’s receipt of the Minimum Shareholder Amount Notice), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 12 hereof). Escrow Agent shall notify Issuer in writing at least 20 days prior to any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements.

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c.             Security and Offset. Issuer hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification) against the Escrow Funds (but only upon Escrow Agent’s receipt of the Minimum Shareholder Amount Notice). If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

12.             Indemnification of Escrow Agent.

From and at all times after the date of this Agreement, Issuer agrees to indemnify and hold harmless Escrow Agent and each director, officer, employee and affiliate of Escrow Agent (each, an “Indemnified Party”) upon written demand against any and all claims, actions and proceedings (whether asserted or commenced by Issuer, Dealer Manager or any other person or entity and whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) arising from this Agreement or Escrow Agent’s actions hereunder, except to the extent such Losses are finally determined by a court of competent jurisdiction, which determination is not subject to appeal, to have been directly caused solely by the gross negligence or willful misconduct of such Indemnified Party in the performance of Escrow Agent’s services pursuant to this Agreement. Issuer further agrees to indemnify each Indemnified Party for all costs, including without limitation reasonable attorneys’ fees, incurred by such Indemnified Party in connection with action taken to enforce Issuer’s indemnification obligations to Escrow Agent under this Agreement. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon written demand by Issuer. The obligations of Issuer under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13.             Termination, Resignation and Removal.

a.             This Agreement shall terminate when (i) Escrow Agent or its successor or assign receives written notification of termination from the Issuer including final disposition instructions signed by the Issuer, and (ii) all Escrow Funds have been disbursed as provided in this Agreement. The rights and obligations of Escrow Agent shall survive the termination of this Agreement.

b.             Escrow Agent may resign at any time and be discharged from its duties hereunder by giving the Issuer no fewer than sixty (60) calendar days’ prior written notice thereof and after such specified date, notwithstanding any other provision of this Agreement, Escrow Agent’s sole obligation will be to hold the Escrow Funds pending appointment of a successor Escrow Agent. Similarly, the Issuer may remove and discharge Escrow Agent from its duties hereunder by giving Escrow Agent no fewer than sixty (60) calendar days’ prior written notice thereof. As soon as practicable after its resignation or removal, Escrow Agent shall turn over to a successor escrow agent appointed by the Issuer all Escrow Funds then held hereunder, after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder, upon presentation of the document from the Issuer appointing a successor escrow agent and its acceptance of appointment, after which the resigning escrow agent shall be released from any and all liabilities arising under this Agreement. If no successor escrow agent is appointed by the Issuer within the sixty (60) calendar day period following such notice of resignation or removal, Escrow Agent reserves the right to forward the matter and all Escrow Funds then held by Escrow Agent pursuant to this Agreement, after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder, to a court of competent jurisdiction at the expense of the Issuer.

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14.             Representations and Warranties.

a. Each of the Dealer Manager, Processing Agent and the Issuer, as applicable, makes the following representations and warranties to Escrow Agent:

(i)             It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii)             This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(iii)             The execution, delivery, and performance of this Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Document.

(iv)             Neither the Dealer Manager, Processing Agent nor the Issuer has made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the securities offered for sale. The Dealer Manager and Issuer further warrant and agree that they will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Shares that also references the escrow arrangement described in this Agreement the following statement in bold face type (or a statement substantially similar thereto): “U.S. Bank National Association is acting only as an escrow agent in connection with the offering of securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities”, and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least five (5) Business Days prior to its distribution to prospective purchasers of the securities.

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(v)             All its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

(vi)             Processing Agent and Issuer further warrant and agree that each of the applicable persons designated on Exhibit B attached hereto has been duly appointed to act as its authorized representatives hereunder and individually has full power and authority on its behalf to execute and deliver any instruction or direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as its authorized representative under this Agreement, all without further consent or direction from, or notice to, it or any other person; and

(vii)             no change in designation of such authorized representatives shall be effective until written notice of such change is delivered to each other party to this Agreement pursuant to Section 16 and Escrow Agent has had reasonable time to act upon it.

b.             Issuer further represents and warrants to Escrow Agent that no party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. To the best of the Issuer’s knowledge, no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

c.             Issuer further represents and warrants to Escrow Agent that the deposit with Escrow Agent of Cash Investment Instruments shall be deemed a representation and warranty by Issuer that such Cash Investment Instrument represents a bona fide sale to the Subscriber described therein of the number of Shares set forth therein, subject to and in accordance with the terms of the Offering Document.

d.             Dealer Manager further represents and warrants that it is and shall be at all times during the term of this Agreement a properly registered broker under applicable regulations of the United States Securities and Exchange Commission.

15.             Identifying Information.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For non-individual persons such as a business entity, a charity, a trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Issuer and Processing Agent agree to provide any additional information requested by the Escrow Agent in connection with the Securities Exchange Act of 1934, as amended, or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

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16.             Notices.

All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be delivered (a) by personal delivery, or (b) by national overnight courier service, or (c) by certified or registered mail, return receipt requested, or (d) by email. Notice shall be effective upon receipt except for notice via email (provided, that such communication is attached as a .pdf or similar type file). All notices, approvals, consents, requests and any communications hereunder must be in writing (provided, that any communication sent to the Escrow Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature or other electronic means), in English. The Issuer, Dealer Manager and Processing Agent agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Escrow Agent, including, without limitation, the risk of the Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Issuer:

c/o Monroe Capital, LLC

155 N. Wacker Drive, Floor 35

Chicago, IL 60606

Attention: [ ]

Phone: [ ]

Email: [ ]@monroecap.com (with copy to legal@monroecap.com)

whose wire transfer instructions for its working capital bank account are as follows:

USD Wire Instructions:

Bank Name: [ ]

ABA # [ ]

SWIFT: [ ]

Acct #: [ ]

Acct Name: [ ]

If to the Dealer Manager:

InspereX

25 SE 4th Avenue, Suite 400

Delray Beach, FL

Attention: [ ]

Phone: [ ]

Email: [ ]@insperex.com (with copy to [ ]@insperex.com)

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If to Processing Agent:

Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Attn: [ ]

Phone:	[ ]
Email:	[ ]@ultimusfundsolutions.com;
MLEND@ultimusfundsolutions.com

whose wire transfer instructions are as follows:

RBK: [ ]

ABA: [ ]

ACCT: [ ]

BNF: [ ]

FCT: Monroe Capital Enhanced Corporate Lending Fund

If to the Escrow Agent (other than with respect to delivery of Cash Investment Instruments):

U.S. Bank National Association

Global Corporate Trust

CityPlace I

185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention:	[ ]
Phone:	[ ]
Email:	[ ]@usbank.com and [ ]@usbank.com

with a copy (other than with respect to delivery of Cash Investment Instruments), which shall not constitute notice, to:

U.S. Bank National Association

Escrow Department

60 Livingston Avenue

St. Paul, MN 55107

Attention:	TFM Analyst
Email:	[ ]@usbank.com

whose wire transfer instructions for the Escrow Account are as follows:

RBK: [ ]

ABA: [ ]

BNF: [ ]

[ ]

[ ]

ACCT: [ ]

FFC: Monroe Capital Enhanced Corporate Lending Fund Subscription Escrow #

[ ]

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For physical delivery of Cash Investment Instruments from Processing Agent to Escrow Agent:

First Class Mail – Lockbox:

U.S. Bank National Association

TFM Escrow – Lockbox

P.O. Box 860573

Minneapolis, MN 55486-0573

Reference: Monroe Capital Enhanced Corporate Lending Fund Subscription Escrow # [ ]

Overnight Delivery:

TFM Escrow/860573

1200 Energy Park Drive

St. Paul, MN 55108

Reference: Monroe Capital Enhanced Corporate Lending Fund Subscription Escrow # [ ]

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17.             WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

18.             Parties Bound.

This Agreement shall extend to and be binding upon the respective successors, representatives, and permitted assigns of the Issuer, the Dealer Manager, the Processing Agent and Escrow Agent.

19.             Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified, amended, supplemented, or changed, nor can any provisions hereof be waived, except by written instrument executed by the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Issuer, the Dealer Manager, the Processing Agent, the Escrow Agent and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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20.             Assignment.

No party hereto may assign its rights or obligations under this Agreement without the written consent of each other party hereto; provided, however, that any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity to which the Escrow Agent may transfer a substantial amount of its corporate trust business (including the administration of this Agreement), shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

21.             Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without reference to its conflicts of law provisions.

22.             Consent to Jurisdiction and Venue.

Each of the parties hereto irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in the State of Illinois in connection with any matter based upon or arising out of this Agreement, (b) waives any objection to such jurisdiction or venue (c) agrees not to commence any legal proceedings related hereto except in such courts and (d) consents to and agrees to accept service of process to vest personal jurisdiction over them in any such courts made in the manner provided by for the giving of notice in Section 16.

23.             Severability.

If at any time after the date hereof, any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect, and shall be limited or expanded in scope so as to carry out the intent of the parties as expressed herein to the greatest extent possible. The illegality or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

24.             Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The execution of this Agreement by any of the parties may be evidenced by way of a pdf attachment to electronic media of such party’s signature, or a photocopy of such pdf attachment to electronic media, and such pdf signature shall be deemed to constitute the original signature of such party hereto.

25.             Optional Security Procedures.

In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Agreement), whether in writing, by pdf attachment to electronic mail or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated by Issuer on Exhibit B hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. Issuer agrees that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Issuer to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank so designated. Issuer acknowledges that these optional security procedures are commercially reasonable.

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26.             Tax Reporting.

Escrow Agent shall have no responsibility for the tax consequences of this Agreement, and Issuer shall consult with independent counsel concerning all tax matters. Issuer or Processing Agent shall provide Escrow Agent Form W-9 or Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent is authorized to withhold taxes as required by the IRS. Issuer shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that Issuer shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s other reporting obligations under applicable U.S. federal law or regulation. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045.

27.             Electronic Transmission; Electronic Signatures. Escrow Agent shall not have any duty to confirm that the person sending any notice, instruction or other communication (a “Notice”) by electronic transmission (including by email, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by Escrow Agent to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Escrow Agent) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to Escrow Agent, including without limitation the risk of Escrow Agent acting on an unauthorized Notice, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, Escrow Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Escrow Agent in lieu of, or in addition to, any such electronic Notice.

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28.             No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of only the parties hereto and their respective successors and assigns, but shall not create any rights in any third parties.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND, as Issuer

/s/ Theodore Koenig
Name:	Theodore Koenig
Title:	Authorized Signatory

(Signature Page to Monroe Capital Enhanced Corporate Lending Fund Escrow Agreement)

InspereX LLC, as Dealer Manager

/s/ A. Brad Busscher
Name:	A. Brad Busscher
Title:	CAO and General Counsel

(Signature Page to Monroe Capital Enhanced Corporate Lending Fund Escrow Agreement)

Ultimus Fund Solutions, LLC, as Processing Agent

/s/ Ian Martin
Name:	Ian Martin
Title:	Chief Administrative Officer

(Signature Page to Monroe Capital Enhanced Corporate Lending Fund Escrow Agreement)

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

/s/ Eva Aryeetey
Name:	Eva Aryettey
Title:	Vice President

(Signature Page to Monroe Capital Enhanced Corporate Lending Fund Escrow Agreement)

Exhibit A

[Intentionally Omitted]

EXHIBIT B

Each of the following person(s) is an Issuer representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Issuer’s behalf (only one representative required):

[Intentionally Omitted]

Each of the following person(s) is a Processing Agent representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Processing Agent’s behalf (only one representative required):

[Intentionally Omitted]